Exhibit 10.16
CONVERTIBLE DEBENTURE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THIS SECURITY NOR SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, OFFERED FOR SALE PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

CONVERTIBLE DEBENTURE DUE JULY 31, 2012

$2,500,000.00 USD	April 20, 2012

SecureAlert, Inc. and SecureAlert Monitoring, Inc., each a Utah corporation (collectively the “Company”), for value received, hereby promises to pay to the order of  (“Creditor”), or its registered assigns (the “Registered Holder”), the principal sum of ($2,500,000.00) on July 31, 2012 (the “Debenture”) no interest shall be payable under the Debenture.  The Company shall have a “green shoe” option to raise an additional $500,000.00 under the same terms described herein.  Principal shall become due and payable on July 31, 2012 (the “Final Maturity Date”), subject to acceleration as provided herein.

SECTION 1.      DEFINITIONS. As used in this Debenture, the following terms shall have the meanings set forth below.

“Business Day” shall mean any day on which commercial banks are not required or authorized by law to close in New York, New York, Salt Lake City, Utah or San Francisco, California.

“Common Stock” shall mean the Company's Common Stock, .0001 par value.

“Conversion Notice” shall have the meaning set forth in Section 3.2

 “Event of Default” shall mean any of the events specified in Section 5.1

“Final Maturity Date” shall have the meaning set forth in the first introductory paragraph of this Debenture.

“Indebtedness” shall mean any indebtedness or liability for borrowed money of other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations.

“Outstanding Amount” at any time, shall mean the outstanding principal amount of the Debenture at such time.

 “Person” shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or agency thereof.

SECTION 2.     PAYMENT AND SECURITY.

2.1           Payment.  All payments made in accordance with this Debenture in respect of principal are to be made by wire transfer in immediately available funds to a bank account designated in writing by the Creditor to the Company at least two business days prior to the payment date or by such as means as shall be determined between the Creditor and the Company.

2.2           Withholding.  The Company shall be entitled to withhold from all payments of principal of this Debenture any amounts required to be withheld under applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

2.3           Restriction.  This Debenture has been and the Common Stock of the Company will be issued subject to investment representations of the original Creditor(s) hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided for herein.  Prior to the due presentment for such transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the registry of the Debenture kept by the Company as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.  The transferee shall be bound, as the original Creditor(s), by the same representations and terms described herein and any related agreements.

This Debenture and the Common Stock has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Debenture under the Securities Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under applicable state securities laws. Transfer of the Common Stock issued upon the conversion of this Debenture shall be restricted in the same manner and to the same extent as the Debenture and the certificates representing such Common Stock shall bear a legend so stating.

2.4           Security. The Debenture shall be secured by a first priority lien on all of the Company’s and the Company’s subsidiaries’ domestic patents and intellectual property.  The Company shall execute all necessary documents to perfect the security interest of Creditor(s) hereunder by April 16th, 2012.

SECTION 3.    CONVERSION OF DEBENTURE.

3.1           Right to Convert. Subject to and upon compliance with the provisions of this Section 3, the Creditor shall have the right, at its option, at any time and from time to time after March 30, 2012 so long as any amount remains payable under this Debenture to convert all or any part of the Outstanding Amount into shares of Common Stock of the Company at a conversion price per share of $0.03 per Share.

3.2           Mechanics of Conversion. In order to exercise the conversion privilege described in Section 3.1, the Creditor shall surrender this Debenture to the Company on any Business Day during usual business hours at the address of the Company set forth in Section 6.5, accompanied by a written notice, substantially in the from attached hereto as Exhibit A (the “Conversion Notice”), to the Company at such office, which Conversion Notice shall state that the Creditor elects to convert all or part of this Debenture and shall set forth the name or names in which the certificate or certificates for shares of Common Stock to be issued upon such conversion shall be issued. No fractional shares shall be issued on any conversion of this Debenture. If this Debenture is surrendered for conversion pursuant to this Section 3.2, it shall (if so required by the Company) be accompanied by proper assignments thereof to the Company or in blank. As promptly as practicable after the receipt of such notice and the surrender of this Debenture as aforesaid (together with any transfer tax payable thereon), the Company shall issue and deliver to the Creditor at such office or agency as shall be designated by the Creditor a certificate or certificates for the number of shares of Common Stock issuable on such conversion, together with, if less than the total Outstanding Amount of this Debenture is then being converted, a new Debenture, dated the original issue date hereof, in the principal amount reduced by the amount converted into Common Stock of the Company. Such conversations shall be deemed to have been effected at the close of business on the date on which the Company receives the Conversion Notice, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date.

3.3           Mandatory Conversion.  One business day following the closing of a equity or debt offering of the Company or a combination of equity or debt offerings of the Company which cumulatively raise $8,000,000.00 or more at terms less dilutive to shareholders than this Debenture, this Debenture shall automatically convert into Common Stock of the Company at conversion price of $0.03 per Share.  The Company shall notify Creditor(s) in righting of such conversion and shall provide evidence of the conversion within ten (10) days of such mandatory conversion.

SECTION 4.    CONVERSION OF DEBENTURE.

4.1           Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares of Common Stock which shall be issuable at any time from time to time upon the conversion of this Debenture pursuant to Section 3.

4.2           Notice of Default. If any one of more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default shall occur, the Company shall immediately give notice to the Creditor specifying the nature of such Event of Default.

4.3            Notice of Certain Events. So long as any principal amount under the Debentures shall be outstanding, the Company shall give the Creditor prompt notice of (i) any event of default under any agreement with respect to indebtedness for borrowed money in excess of $100,000, and any event which, upon notice of lapse of time or both, would constitute such an event of default, and (ii) any action, suit proceeding at law or in equity or by of before any governmental instrumentality or agency which would have a material adverse effect on the business, assets, properties, condition (financial or other) or the results of the operations of the company.

4.4           Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock, or a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company’s properties and assets to any other Person, then, as a condition precedent to such reorganization, merger, consolidation or sale, the Company shall ensure that provision is made to the effect that, following such transaction, the Creditor shall be entitled to receive upon conversion of this Debenture, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, which a holder of the number of shares of Common Stock into which this Debenture was convertible immediately prior to such transaction (as determined in accordance with Section 3.1) would have been entitled to receive on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.4 with respect to the rights of the Creditor after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4.4 (including adjustment of the number of shares of Common Stock issuable upon conversion of this Debenture) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

4.5           No Impairment. The Company will not, by amendment of its Certificate of Incorporation of through any reorganization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid the observance or performance or any of the terms to be observed or performed hereunder by the company, but at all times in good faith will assist in the carrying out of all the provision of Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Creditor against impairment.

SECTION 5.    EVENTS OF DEFAULT.

5.1           Events of Default. Any of the following events which shall occur and be continuing so long as this Debenture remains outstanding shall be “Events of Default”:

 (a)           Failure to Pay Principal or Interest. The Company shall fail to pay any amount of principal of this Debenture or any interest thereon when due.

 (b)           Covenants and Agreements. The Company shall in any material respect fail to perform or observe any term, covenant or agreement contained herein on its part to be performed or observed and any such failure shall remain un-remedied for 10 days after written notice thereof shall have been given to the Company by the Creditor.

 (c)           Assignment for Benefit of Creditors. The Company shall make an assignment for the benefit of, or enter into a composition with, creditors.

 (d)           Voluntary Bankruptcy. The Company shall petition or apply to any tribunal for, or consent to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any substantial part of its assets, or commences any proceedings relating to the Company under bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction.

(e)           Involuntary Bankruptcy. An order for relief shall be entered in an involuntary case under the bankruptcy laws of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating the Company bankrupt or insolvent, or ordering or approving the Company’s liquidation or reorganization, or any significant modification of the rights of its creditors or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 60 days; or an involuntary petition or complaint shall be filed against the Company under the bankruptcy laws of the United States, or seeking the appointment of a trustee, receiver, custodian, liquidator or similar official, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof.

(f)           Default Under Other Indebtedness.  The Company shall fail (i) to pay its Indebtedness (other than that evidenced by this Debenture) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; provided, however, that any such failure to pay Indebtedness to trade creditors incurred in the ordinary course of business shall not constitute an Event of Default under this Subsection if the Company is contesting in good faith and by appropriate proceedings its obligation to pay such Indebtedness, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(g)            Failure to Perfect Creditor’s Security Interests.  The Company shall fail to execute all necessary documents to perfect the security interest of Creditor(s) hereunder by April 16th, 2012.

5.2           Effect of Event of Default. If any Event of Default shall occur and be continuing, (a) the Creditor may, by notice to the Company, declare the entire principal amount of the Debenture and interest accrued thereon to be forthwith due and payable without further demand, presentment, protest or other notice whatsoever, all of which are expressly waive by the Company; and  (b) whether or not the actions referred to in clause (a) have been  taken, the Creditor may exercise all other rights and remedies available to it under applicable law (in addition to their other rights and remedies under this Debenture or otherwise).

SECTION 6.    MISCELLANEOUS.

6.1           Amendments and Waivers. Any term of this Debenture may be modified or amended, and the observance of any term of this Debenture may be waived (either) generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Creditor.

 6.2           Successors and Assigns. This Debenture shall be binding upon inure to the benefit of the Company and the Creditor, and their respective legal representatives, successors and permitted assigns; provided, however, that no assignment by the Company of this Debenture shall relieve it of any of its obligations hereunder without the written consent of the Creditor. This Debenture and the rights, interests and obligations hereunder may be assigned at any time, in whole or in part, by the Creditor to any Person, provided that such Creditor shall have given the Company prior written notice of such assignment. Effective upon any such assignment by a Creditor, the Person to whom such rights, interests and obligations were assigned shall have and exercise all of the assigning Creditor rights, interests and obligations hereunder as if such Person were the original Creditor of this Debenture, and such Person shall be deemed as a “Registered Holder” for all purposes hereunder.

6.3           Prepayment. In no event shall the Company be permitted to prepay any portion of the Outstanding Amount prior to the Final Maturity Date without the consent of the Creditor, unless such outstanding amount is less than $2,500,000.00 in which event Company may prepay the entire balance then currently outstanding including any accrued interest. In the event that Company decides to prepay such outstanding amount, Creditor(s) shall have the right to decide whether to receive such prepayment in the form of cash or shares of the Company’s common stock, in which case the shares of common stock shall be valued at a price per share of $0.03.

6.4           Governing Law. This Debenture shall be governed by and construed under the laws of the State of Utah. Venue for any claim, action or proceeding under this instrument shall be in the State or Federal courts located in Salt Lake County, Utah.

6.5           Notices. Any notice, request, instruction or other document to be given hereunder by the Company to the Creditor, and vice versa, shall be in writing, shall be deemed to have been duly given or delivered when delivered personally of telecopy (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service to the address as the party to whom, notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company:

(a)           To the Company:

SecureAlert, Inc.
Attn: Chief Financial Officer
150 W. Civic Center Drive, Suite 100,
Sandy, Utah 84070
Fax: 801-285-0256

 (b)           To the Creditor:  See signature Page

Or:

 At the address of such creditor on the register maintained pursuant to Section 6.8 hereof.

6.6           Severability. If one or more provisions of this Debenture are held to be unenforceable under applicable law, such provision shall be excluded from this Debenture, and the balance of the Debenture shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

6.7           Further Assurances. The Company shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action, as may reasonably be requested, to carry out the intent of this Debenture and the transactions contemplated hereby.

6.8           Other Indebtedness.    The Creditor has been advised by the Company that this Debenture is a portion of certain Indebtedness of the Company to a maximum of $8,000,000 which shall be negotiated amongst certain accredited investors selected by the Creditor(s) on the same terms and conditions as this Debenture, with all of the accredited investors which may enter into Convertible Debentures having the same rights and privileges as those granted to the Creditor(s) under this Debenture (the “Debentures”).  Creditors may only bring assign all or a portion of the Debenture to accredited investors until June 30, 2012 at which time this Debenture shall be closed. The Company may also sell shares of its Common Stock to investors at a price less than the conversion price offered under this Debenture.

6.9           Register. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Debentures and the Company shall be entitled to rely on such register for all purposes hereunder as to the identity of the Creditors of the Debentures. The Company will at any time, at its expense (other than the payment of any applicable transfer tax or other fees), at the request of the Creditor, and upon surrender of such Debenture for such purpose, issue new Persons as may be designated by such Creditor in an aggregate principal amount equal to the unpaid principal amount of such Debenture and substantially in the form of such Debenture with appropriate variations.

6.10          Replacement of Debenture. Upon receipt of evidence satisfactory to the Company of  the loss, theft, destruction or mutilation of this Debenture and, in the case of any such  loss, theft, destruction, upon delivery of indemnity satisfactory to the Company. Or in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company will issue a new Debenture, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture.

6.10          Usury. Regardless of any provision of this Debenture or any document relating hereto, the holder of this Debenture shall never be entitled to receive, collect or apply as interest on the principal of this Debenture any amount in excess of the maximum rate of interest allowable under applicable law, and in the event the holder of this Debenture ever receives, collects or applies as interest here on any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal of this Debenture and shall be treated as such, and  if the principal of the Debenture is paid in full, any remaining excess shall forthwith be paid to the company.

IN WITNESS WHEREOF, this Debenture has been duly executed and delivered as of the date first above written.

SecureAlert, Inc.	SecureAlert Monitoring, Inc.
By: /s/ John L. Hastings, III	By: /s/ John L. Hastings, III
John L. Hastings, III	John L. Hastings, III
President and CEO	President

(Remainder of Page Intentionally Left Blank)

Creditor: Laemi Real Estates Inc.	Address:
Investment Amount: $500,000.00

By:/s/ Hans-Jorg Gatt	Laemi Real Estates, Inc.
Hans-Jorg Gatt, Director	15 Neugasse

P.O. Box 424
By:/s/ Christina Meusburger	LI-9490
Christina Meusburger, Director	Principality of Liechtenstein

Creditor: Sapinda Holding BV
Investment Amount: $500,000.00

By:/s/ Dr. Peter Wiesing	Sapinda Holding BV
Dr. Peter Wiesing, Managing Director	Attn: Herm Holding BV
World Trade Center
Schiphol Boulevard 127, A 3.14
The Netherlands

Creditor: SAPINDA ASIA Limited
Investment Amount: $1,000,000.00

By:/s/ Lars Windhorst	Sapinda Asia Limited
Lars Windhorst, Managing Director	Rooms 803-4, 8/F
Hang Seng Bank Building
200 Hennessy Road
Wanchai
Hong Kong

Creditor: George Schmitt
Investment Amount: $500,000.00
George Schmitt
By: George Schmitt	554 Hamilton Way
George Schmitt	Pleasanton, CA 94566

EXHIBIT A

FORM OF ELECTION TO CONVERT

To          SecureAlert, Inc. and SecureAlert Monitoring, Inc.:

The undersigned holder of the Convertible Debenture dueJuly 31, 2012 (the “Debenture”) of SecureAlert, Inc., and SecureAlert Monitoring, Inc., each a Utah corporation (the “Company”), hereby irrevocably exercises its option to convert   $   _______ of the Outstanding Amount (as defined in the Debenture) of the Debenture into ________  shares of Common Stock of the Company at $0.10  per Share (as defined in the Debenture) in accordance with the terms of the Debenture, and directs that the shares issuable and deliverable upon conversion, together with, if less than the total outstanding principal amount of this Debenture is being converted, a new Debenture in the principal amount of this Debenture that is not being so converted, be issues in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Dated: ______________________

REGISTERED HOLDER:   ________________________________________

By: ___________________________________

Name: _________________________________

Title:  __________________________________

Address:  ________________________________

                 _________________________________

REGISTRY OF CREDITORS

Creditor Name and Address	Amount	Date of Funds